UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
September 24, 2007

____________________________

LANDBANK GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-52315	20-1915083
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7030 HAYVENHURST AVE, VAN NUYS, CALIFORNIA 91406
(Address of principal executive offices, including zip code)

(818) 464-1640
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Stoppenhagen as Interim President and Secretary of the Company

Effective September 24, 2007, the Board of Directors (the “Board”) of Landbank Group, Inc. (the "Company") appointed Eric Stoppenhagen as Interim President and Secretary of the Company to fill the vacancies created upon the resignations of certain of its officers effective the same date.  Additionally, Mr. Stoppenhagen was also appointed Interim Chief Financial Officer of the Company effective November 15, 2007 in light of the current Chief Financial Officer’s resignation.

On September 27, 2007, the Company entered into a Consulting Agreement with Venor Consulting, Inc. (“Venor”), a company owned by Mr. Stoppenhagen.  Under the terms of the consulting agreement, Venor will perform certain consulting services for the Company with respect to, among other things, the provision of executive services (including, without limitation, the services of Mr. Eric Stoppenhagen, the Company's Interim President and Secretary) for a period of six months.  The Company will pay Venor a monthly fee for certain of the services to be provided, with additional services to be billed at an hourly rate.

Mr. Stoppenhagen also serves as President and Secretary of Trestle Holdings, Inc., a position he has held since September 2006.  From June 2003 to September 2006, Mr. Stoppenhagen served as Vice President of Finance for Trestle Acquisition Corp.  From 2001 to 2002, he served as Director of Finance for Stromberg Consulting, Inc., a change management consulting firm.

Resignation of Messrs. Gravink, Hewitt and Genesi as Officers of the Company

On September 24, 2007, Mr. Doug Gravink notified the Company that he resigned as Chief Executive Officer of the Company and as an officer of any of its subsidiaries, effective that date.

On September 24, 2007, Mr. Gary Hewitt notified the Company that he resigned as President and Secretary of the Company and as an officer of any of its subsidiaries effective that date.

On September 24, 2007, Mr. John Genesi notified the Company of his resignation as Chief Financial Officer of the Company, effective November 15, 2007. Mr. Genesi will remain an employee of the Company and provide financial services to its operating subsidiary following his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBANK GROUP, INC. (Registrant)

Dated: September 28, 2007	By:	/s/ Eric Stoppenhagen
Eric Stoppenhagen
Interim President